UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2025
VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-03676	54-0649263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3361 Enterprise Way
Miramar,	Florida	33025
(Address of Principal Executive Offices)		(Zip Code)

(954) 430-6600
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2025, Tarang Sharma, Chief Accounting Officer of VSE Corporation (the “Company”), notified the Company of his decision to resign from his position with the Company, effective October 31, 2025, to pursue an opportunity outside of the Aviation industry. Following his employment period, Mr. Sharma is expected to serve in a transitional capacity through March 2026, providing consulting and advisory services to the Company. The Company and Mr. Sharma intend to enter into a consulting agreement to support these services. Mr. Sharma’s decision to resign is not the result of any disagreement with the Company on any matter relating to its operations, policies, practices, or financial reporting.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number

104 Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date:	October 10, 2025	By:	/s/ Tobi Lebowitz
Tobi Lebowitz
Chief Legal Officer and Corporate Secretary